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                                                                    Exhibit 10.2


                                  AMENDMENT TO
                          EXECUTIVE SEVERANCE AGREEMENT

         THIS AMENDMENT TO EXECUTIVE SEVERANCE AGREEMENT (the "Amendment") is made and entered into as of the 26th day of July, 2001, by and between LANCE, INC., a North Carolina corporation (the "Company"), EARL D. LEAKE (the "Executive").

                              Statement of Purpose

         The Company and Executive entered into an Executive Severance Agreement dated November 7, 1997 (the "Executive Severance Agreement"). The purpose of this Amendment is to modify the methodology for determining the "current value" of the retirement benefits payable under the Executive Severance Agreement in certain circumstances.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree that the Executive Severance Agreement is amended effective as of the date hereof as follows:

         1. Paragraph 4(b) of the Executive Severance Agreement is hereby amended by deleting the second sentence of Paragraph 4(b) in its entirety and substituting the following in lieu thereof:

                  "The "current value" of such per period amount of such retirement benefits shall be the present value on the Termination Date of such retirement benefits based on the following assumptions:

                          (i) Payment of such per period amount of such retirement benefits would commence with the Period following the Period in which the Termination Date occurred and would continue through the end of the Period in which occurs the 15th anniversary of the Termination Date;

                          (ii) Such present value shall be determined by using the interest rate equal to the yield on the 10-year United States Treasury Bond on the Termination Date; and

                          (iii) Such present value shall be determined without any discount for mortality."

         2. Except as expressly or by necessary implication amended hereby, the Executive Severance Agreement shall remain in full force and effect.



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         IN WITNESS WHEREOF, this Amendment has been duly executed by the
Company and Executive as of the day and year first above written.

                                                     LANCE, INC.


                                                     By  /s/ B. Clyde Preslar
                                                         -----------------------
                                                             B. Clyde Preslar
                                                             Vice President



                                                     "Company"


                                                     /s/ Earl D. Leake
                                                     ---------------------------
                                                         Earl D. Leake






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